SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             HENNESSY ADVISORS, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:
                ________________________________________________________________
        (2)     Aggregate number of securities to which transaction applies:
                ________________________________________________________________
        (3)     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ________________________________________________________________
        (4)     Proposed maximum aggregate value of transaction:
                ________________________________________________________________
        (5)     Total fee paid:

        (6)     ________________________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)     Amount previously paid:
                ________________________________________________________________
        (2)     Form, schedule or registration statement no.:
                ________________________________________________________________
        (3)     Filing party:
                ________________________________________________________________
        (4)     Date filed:
                ________________________________________________________________

                               [GRAPHIC OMITTED]







                            LETTER FROM OUR PRESIDENT
                                       AND
                                 PROXY STATEMENT
                          Year Ended September 30, 2005






                             Hennessy Advisors, Inc.
                        7250 Redwood Boulevard, Suite 200
                            Novato, California 94945
                                  800-966-5354
                            www.hennessyadvisors.com

Dear Hennessy Advisors Shareholder:                                December 2005

As I draft my fourth letter to shareholders, we continue to experience a volatile financial market environment, with this fiscal year certainly no exception. In the past year ending Sept. 30, 2005 we have seen tremendous ups and downs in a number of key economic areas. The price of oil has skyrocketed from $42 to $70 a barrel, inflation has nearly doubled from 2.5% to 4.7% and the Federal Funds interest rate has more than doubled, jumping from 1.75% to 4.0%. The markets have been rising, but at modest levels, with the S&P 500 Index returning 12.25% and the Dow Jones Industrial Average returning 7.22% for the twelve months ending Sept. 30, 2005.

In the midst of this erratic market, during fiscal 2005 Hennessy Advisors increased assets under management in our mutual funds by nearly 50%, growing to $1.8 billion on September 30, 2005, compared to $1.2 billion on September 30, 2004. Approximately half of the growth in assets is attributable to the acquisition of The Henlopen Fund, which occurred in the last quarter of the fiscal year. With those assets, we started our sixth no-load mutual fund, the Hennessy Cornerstone Growth Fund, Series II. Revenue for 2005 was just under $12 million, an increase of 25.7%, and net income was $3.1 million, an increase of 13.5% over 2004. Fully diluted earnings per share for Hennessy Advisors, Inc. were $1.20 in 2005, up from $1.09 in the prior fiscal year, an increase of 10.1%. More investors are beginning to understand and see the value in the investment advisory business model, which we believe helped to drive our stock price up by approximately 50% in 2005, ending the fiscal year at $26 per share. We are very pleased to deliver strong year-over-year results, particularly in light of the volatile market environment and the increasing regulations and costs associated with managing our funds.

In addition to increasing assets and earnings, acquiring a fund and starting a new fund, in 2005 we undertook a number of key initiatives to continue to build our business foundation. We designed and implemented a rigorous compliance program for our mutual funds and for Hennessy Advisors. We have significantly upgraded our information technology, increased our systems security and created a business continuity plan in case of disaster. We transitioned to a strong new audit firm and strengthened our internal finance department with the addition of a new senior accountant. We added additional expertise and depth in our portfolio management team with the addition of a new portfolio trader. We combined the fiscal year end of our funds, developed a new combined prospectus and redesigned the bulk of our marketing materials. And, we recently completed our move to larger office space. All these activities, which position the company for future growth, were completed with just ten employees, four of whom also found time to welcome new additions to their own families during the year.

While interest rates and inflation have increased during the past year, current interest rates at 4.25% and core inflation (net of food and energy costs) flat for the year at 2.1% are in no way cause for alarm, in my opinion. Yet the market bears look at the Fed's interest rate hikes and current economic indicators and predict doom and gloom. The bears say that the economy is not showing signs of growth and point to recent events, such as terrorism and the recent hurricanes, to instill a sense of fear among investors. However, these events were not able to take the market down.

I continue to be a market bull, seeing generally positive economic indicators across the board. Companies have become leaner, meaning that any increase in revenue is falling to the bottom line in the form of higher profits. With increased earnings, companies are increasing capital expenditures, returning dividends to the shareholders or buying back stock, all of which benefit shareholders. In the coming year I see a good environment for business, and I anticipate an increase in corporate earnings in the 10-15% range, which should translate to strong market performance over time.

In conclusion, I want to remind all of our shareholders that we remain committed to our primary objective of growing our assets under management. However, our first concern is for our valued shareholders, and you can be confident that decisions are made with your best interest in mind. Thank you for your continued confidence and investment in Hennessy Advisors. Should you have any questions or want to speak with us directly, please don't hesitate to call us at (800) 966-4354.

Best regards,

Neil Hennessy
President, Chairman and CEO

                             HENNESSY ADVISORS, INC.

                                 ---------------

                           NOTICE AND PROXY STATEMENT

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 26, 2006



TO THE HOLDERS OF OUR COMMON STOCK:

         The annual meeting of shareholders of Hennessy Advisors, Inc. will be held on Thursday, January 26, 2006, at 6:30 P.M., local time, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

         The meeting will be held for the following purposes:

1. To elect nine directors to serve terms expiring at the annual meeting of shareholders to be held in 2007 and until their successors have been elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on December 9, 2005 will be entitled to vote at the annual meeting.

         We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are able to attend the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,



                                        Teresa M. Nilsen, Secretary

Dated:   December 23, 2005

                                TABLE OF CONTENTS
                                                                            Page

VOTING SECURITIES..............................................................2

ELECTION OF DIRECTORS..........................................................5

         Section 16(a) Beneficial Ownership Reporting Compliance...............6

         Board of Directors and Standing Committees............................7

         Policies and Procedures for Director Nominations......................8

AUDIT COMMITTEE REPORT.........................................................9

EXECUTIVE OFFICERS............................................................10

EXECUTIVE COMPENSATION........................................................10

         Employment Agreements................................................11

         Director Compensation................................................12

CERTAIN TRANSACTIONS..........................................................12

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS......................................12

OTHER MATTERS.................................................................13

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS..........13

ANNUAL REPORT.................................................................14

EXPENSES OF SOLICITATION......................................................14

APPENDIX A...................................................................A-1

APPENDIX B...................................................................B-1

                             HENNESSY ADVISORS, INC.

                        7250 Redwood Boulevard, Suite 200
                            Novato, California 94945

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD JANUARY 26, 2006



         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Hennessy Advisors, Inc. on or about December 23, 2005 in connection with the solicitation by our board of directors of proxies to be used at our 2006 annual meeting of shareholders. The meeting will be held on Thursday, January 26, 2006, at 6:30 P.M., local time, at StoneTree Country Club, 9 StoneTree Lane, Novato, California 94945.

         The board of directors has designated Neil J. Hennessy and Teresa M. Nilsen, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to our corporate secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

         The record of shareholders entitled to vote was taken at the close of business on December 9, 2005. At such date, we had outstanding and entitled to vote 2,462,963 shares of common stock. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding voting stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

         The following table shows information relating to the beneficial ownership as of the record date of (1) each person known to us to be the beneficial owner of more than 5% of our voting stock, (2) each director, (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. All share amounts shown in this proxy statement have been restated to reflect a 3-for-2 stock split that occurred on March 8, 2005.

                 Amount and Nature of Shares Beneficially Owned


                                              Number of Shares         Percent
          Name(1)                                  Owned(2)            of Class

Neil J. Hennessy(3)....................           982,983               39.4%

Teresa M. Nilsen(4)....................            64,200                2.6%

Daniel B. Steadman(5)..................            37,650                1.5%

Charles W. Bennett(6)..................             6,000                0.2%

Henry Hansel...........................            78,750                3.1%

Brian A. Hennessy(7) ..................           130,500                5.2%

Daniel G. Libarle(8)...................            48,750                1.9%

Rodger Offenbach(9)....................            58,305                2.3%

Thomas L. Seavey.......................            48,750                1.9%

All directors and executive officers
    as a group (9 persons).............         1,455,888               52.6%

------------------------

(1) The address of each individual is 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

(2)     Includes shares subject to presently exercisable options, as follows:

                Name                                           Number of Options

          Neil J. Hennessy..................................        33,750
          Teresa M. Nilsen..................................        33,750
          Daniel B. Steadman................................        33,750
          Charles W. Bennett................................             0
          Henry Hansel......................................        41,250
          Brian A. Hennessy.................................        41,250
          Daniel G. Libarle.................................        41,250
          Rodger Offenbach..................................        41,250
          Thomas L. Seavey..................................        41,250

(3) Includes 947,733 shares held through a trust of which Mr. Hennessy is a trustee and over which Mr. Hennessy has shared voting and dispositive power.

(4) Includes 30,150 shares held jointly with her spouse and over which Ms. Nilsen has shared voting and dispositive power and 300 shares held by her spouse as custodian for their minor children, over which Ms. Nilsen has shared voting and dispositive power.

(5) Includes 150 shares held jointly with his spouse and over which Mr. Steadman has shared voting and dispositive power.

(6) Mr. Bennett shares voting and dispositive power over the shares shown, which are held through a trust of which Mr. Bennett is a trustee.

(7) Includes 82,500 shares held jointly with his spouse and over which Mr. Hennessy has shared voting and dispositive power.

(8) Includes 7,500 shares held jointly with his spouse and over which Mr. Libarle has shared voting and dispositive power.

(9) Includes 14,700 shares held jointly with his spouse and over which Mr. Offenbach has shared voting and dispositive power.

                              ELECTION OF DIRECTORS

         At the meeting, nine directors will be elected to serve for a one-year term, until their successors are elected and qualified. Prior to August 2005, when the board elected an additional director in order to fill a newly created position, the board consisted of eight directors. The board of directors has nominated each of our nine current directors to stand for reelection. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Broker non-votes and votes withheld have no effect on the outcome. Cumulative voting does not apply unless a shareholder entitled to vote at the meeting gives notice before the voting begins of the shareholder's intent to exercise cumulative voting. If cumulative voting applies, each shareholder has the right to distribute among one or more nominees the number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting.

         The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

         Our board of directors recommends a vote "for" the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

         Information concerning all incumbent directors and nominees, based on data furnished by them, is set forth below.

         Neil J. Hennessy (age 49) has served as chairman of the board, president and chief executive officer of Hennessy since 1989 and as director, president and portfolio manager of our mutual funds since 1996. Mr. Hennessy started his financial career over 25 years ago as a broker at Paine Webber. He subsequently moved to Hambrecht & Quist and later returned to Paine Webber. From 1987 to 1990, Mr. Hennessy served as a nominated member of the National Association of Securities Dealers, Inc.'s District 1 Business Conduct Committee. From January 1993 to January 1995, Mr. Hennessy served his elected term as chairman of the District 1 Business Conduct Committee. Mr. Hennessy is the brother of Dr. Brian A. Hennessy. Mr. Hennessy earned a bachelor of business administration from the University of San Diego.

         Teresa M. Nilsen (age 39) has served as a director, executive vice president, chief financial officer and secretary of Hennessy since 1989, and is currently the executive vice president and treasurer of our mutual funds. Ms. Nilsen has worked in the securities industry for over 16 years. Ms. Nilsen earned a bachelor of arts in economics from the University of California, Davis.

         Daniel B. Steadman (age 49) has served as a director and executive vice president of Hennessy since 2000 and is currently the executive vice president and secretary of our mutual funds. Mr. Steadman has been in the banking and financial services industry for over 29 years, serving as vice president of WestAmerica Bank from 1995 through 2000, vice president of Novato National Bank from its organization in 1984 through 1995, assistant vice president and branch manager of Bank of Marin from 1980 through 1984 and banking services officer of Wells Fargo Bank from 1974 through 1980.

         Charles W. Bennett (age 62) was elected as a director of Hennessy in August 2005. Mr. Bennett founded Consolidated Title Services in 1981 and since then has served as its chief executive officer and as chief executive officer of its subsidiary, California Land Title of Marin. In 2004, Consolidated Title Services became a subsidiary of Stewart Information Services Corporation, a company listed on the New York Stock Exchange.

         Henry Hansel (age 57) has served as a director of Hennessy since 2001. He has been president of The Hansel Dealer Group since 1982, which includes seven automobile dealerships. Mr. Hansel has served as a director of the Bank of Petaluma since its organization in 1987. Mr. Hansel earned a bachelor of science degree in economics from the University of Santa Clara.

         Brian A. Hennessy (age 52) has served as a director of Hennessy since 1989 and served as a director of our mutual funds from 1996 to 2001. Dr. Hennessy has been a self-employed dentist for more than 20 years. Dr. Hennessy is the brother of our chairman of the board, Neil J. Hennessy. Dr. Hennessy earned a bachelor of science in biology from the University of San Francisco and a D.D.S. from the University of the Pacific.

         Daniel G. Libarle (age 63) has served as a director of Hennessy since 2001. Mr. Libarle is the owner and president of Lace House Linen, Inc. and has served as a director and chairman of the board of directors for Bank of Petaluma since its organization in 1987. Mr. Libarle is currently a director of Greater Bay Bancorp and serves on Greater Bay Bancorp's audit committee. Mr. Libarle earned a bachelor of arts in economics from the University of Oregon and San Jose State University.

         Rodger Offenbach (age 54) has served as a director of Hennessy since 2001 and served as a director of our mutual funds from 1996 to 2001. Mr. Offenbach has been the owner of Ray's Catering and Marin-Sonoma Picnics since 1973. Mr. Offenbach earned a bachelor of science in business administration from California State University, Sonoma.

         Thomas L. Seavey (age 59) has served as a director of Hennessy since 2001. For the majority of Mr. Seavey's business career, he has been involved in the sales and marketing of athletic and leisure products, as well as marketing professional athletes. From 1981 to 1993, Mr. Seavey worked for Nike as the vice president of sales in the Midwest, as well as California, and spent three years at International Management Group as the vice president of products. In 1980, he formed Seavey Corp., now Continental Sports Group, which sells sport and leisure products. Mr. Seavey left Nike in 1993 and formally took over the management of Continental Sports Group, which he is still managing today. Mr. Seavey earned a bachelor of arts in English and history from Western Michigan University.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities Exchange Act of 1934, a Form 4 reporting the acquisition or disposition of Hennessy equity securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred, unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company's fiscal year. To our knowledge, based solely on a review of copies of the reports furnished to us and written representations that no other reports were required, our officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended September 30, 2005.

Board of Directors and Standing Committees

         The board held four regular meetings and one special meeting during the fiscal year ended September 30, 2005. All directors attended at least 75% of all meetings of the board and board committees on which they served during fiscal 2005.

         The board of directors has established three standing committees: an audit committee, a compensation committee and a nominating committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders' meeting.

         Compensation Committee. The compensation committee presently is composed of Rodger Offenbach (Chairman), Daniel G. Libarle and Thomas L. Seavey, all of whom are considered independent under Nasdaq rules. The compensation committee held one meeting during fiscal 2005 to review annual performance. This committee has the responsibility of approving the compensation arrangements for our management, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which our officers and directors are eligible to participate, as well as makes grants of employee stock options and other stock awards under our incentive plan.

         Audit Committee. The audit committee presently is composed of Daniel G. Libarle (Chairman), Henry Hansel and Thomas L. Seavey, all of whom are considered independent under Nasdaq rules. The audit committee met four times during fiscal 2005. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter, a copy of which is attached as Appendix A to this proxy statement. The responsibilities and functions of the audit committee include reviewing our internal controls and the integrity of our financial reporting, approving the employment and compensation of and overseeing our independent auditors, and reviewing the annual audit with the auditors.

         Our board of directors has determined that Daniel G. Libarle, who has served as chairman of our audit committee since 2001, is also an audit committee financial expert, as defined in the SEC rules and regulations, and is independent as defined by the rules adopted by the SEC and NASDAQ. Our board based its determination on the fact that Mr. Libarle has extensive experience evaluating financial statements prepared in accordance with generally accepted accounting principles and has also acquired an understanding of internal controls, procedures for financial reporting and audit committee functions as the founding chairman of the board of Bank of Petaluma since 1985, and as a member of the audit committee of the board of directors of Greater Bay Bancorp for the past five years.

         Nominating Committee. The nominating committee is composed of all directors who qualify as independent under Nasdaq rules, which directors are presently Charles W. Bennett, Henry Hansel, Daniel G. Libarle, Rodger Offenbach, and Thomas L. Seavey. The nominating committee was established on September 22, 2005 and did not meet during fiscal 2005. The principal responsibilities of and functions to be performed by the nominating committee, which includes making recommendations for director nominees to the full board of directors for the next annual meeting of shareholders, are established in the nominating committee charter, which was adopted on September 22, 2005. The nominating committee's charter is attached as Appendix B to this proxy statement.

Policies and Procedures for Director Nominations

         The nominating committee will consider suggestions for potential director nominees from many sources, including members of the board, advisors, and shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the nominating committee in accordance with the policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group will be reviewed and considered in the same manner as all other candidates.

         Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the nominating committee will consider, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting Hennessy, time available for meetings and consultation regarding Hennessy matters and other particular skills and experience possessed by the individual. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions, although Hennessy may in the future retain a third party search firm, if the nominating committee deems it appropriate.

         A shareholder wishing to nominate a candidate for election to our board at any annual meeting at which one or more directors will be elected must submit a written notice of his or her nomination of a candidate to our corporate secretary at our principal executive offices. The submission must be received at our principal executive offices not more than 180 calendar days nor less than 120 calendar days before the anniversary date of our last annual meeting. For the 2007 annual meeting, these dates would be July 31, 2006 and September 28, 2006, respectively. To be timely in the case of a special meeting or in the event that the date of the applicable annual meeting is changed by more than 30 days from the date of our last annual meeting, a shareholder's notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. In order to be valid, a shareholder's notice to our corporate secretary must set forth:

                * the name and address, as they appear on our records, of the shareholder nominating the persons, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

                * the class and number of shares of our capital stock that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

                * any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have with the nominee; and

any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

                             AUDIT COMMITTEE REPORT

         Management is responsible for our internal controls and financial reporting process. Our independent accountants for fiscal 2005, Stonefield Josephson, Inc. are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States of America and issuing their report. The audit committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the fiscal year ended September 30, 2005. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (communication with audit committees). The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence discussions with audit committees), and the audit committee discussed with the independent accountants that firm's independence.

         Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited financial statements in Hennessy's annual report on Form 10-KSB for the fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission.

                                        Daniel G. Libarle, Chairman
                                        Henry Hansel
                                        Thomas L. Seavey


         The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                               EXECUTIVE OFFICERS

         Our executive officers are listed below. Biographical information for each of our executive officers may be found under the heading "Election of Directors."

         Neil J. Hennessy                President and Chief Executive Officer
         Teresa M. Nilsen                Executive Vice President, Chief
                                         Financial Officer and Secretary
         Daniel B. Steadman              Executive Vice President


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation for services rendered for the fiscal year ended September 30, 2005, by our executive officers, each having received total salary and bonus in excess of $100,000 in fiscal 2005:

                                                   Annual Compensation
                                      -----------------------------------------------        Long-term
                                                                           Other            Compensation             All
         Name and Principal                                                Annual         Awards - Securities       Other
              Position                Year       Salary       Bonus      Compensation     Underlying Options     Compensation
Neil J. Hennessy                      2005    $  180,000   $   643,972    $      0             11,250            $    8,968(1)
President and Chief Executive         2004    $  180,000   $   555,356    $      0                  0            $    8,968(1)
Officer                               2003    $  180,000   $   223,755    $      0             11,250            $    8,968(1)

Teresa M. Nilsen                      2005    $  135,000   $   155,000    $      0             11,250            $        0
Executive Vice President, Chief       2004    $  110,000   $   105,000    $      0                  0            $    3,750(2)
Financial Officer and Secretary       2003    $   96,000   $    55,000    $      0             11,250            $        0

Daniel B. Steadman                    2005    $  120,000   $   115,000    $      0             11,250            $        0
Executive Vice President              2004    $  105,000   $    90,000    $      0                  0            $        0
                                      2003    $   96,000   $    50,000    $      0             11,250            $        0

-------------------------------------

(1) Premiums for life insurance ($5,828) and disability insurance ($3,140) in 2003, 2004 and 2005.
(2)      15 year anniversary award.

         We made the following stock option grants to the executive officers named in the summary compensation table above during the fiscal year ended September 30, 2005:

                                           Option/SAR Grants In Last Fiscal Year
                                                   (Individual Grants)
---------------------------------------------------------------------------------------------------------------------
                                         Number of
                                        Securities            Percent Of Total
                                         Underlying           Options Granted           Exercise Or
                                          Options             To Employees In           Base Price        Expiration
                Name                     Granted(1)             Fiscal Year              ($/Share)           Date
                ----                     -------                -----------              ---------           ----
Neil J. Hennessy                           11,250                  17.9%                  $16.00          11/08/2014

Teresa M. Nilsen                           11,250                  17.9%                  $16.00          11/08/2014

Daniel B. Steadman                         11,250                  17.9%                  $16.00          11/08/2014

-------------------------------------

(1) The options, which have an exercise price of $16 per share and a term of 10 years, were 100% vested on the date of grant.



         As shown in the following table, no executive officers exercised options during the fiscal year ended September 30, 2005:

                                       Aggregated Option/SAR Exercises in Last Fiscal Year
                                               and Fiscal Year-End Option Values

-------------------------------------------------------------------------------------------------------------------------------
                               Number of                          Number Of Unexercised               Value Of Unexercised
                                Shares                            Securities Underlying               In-The-Money Options
                              Acquired On        Value            Options At FY-End (#)                   At FY-End ($)
           Name                Exercise        Realized         Exercisable/Unexercisable           Exercisable/Unexercisable
Neil J. Hennessy                  --              --                    33,750/0                           $532,463/$0

Teresa M. Nilsen                  --              --                    33,750/0                           $532,463/$0

Daniel B. Steadman                --              --                    33,750/0                           $532,463/$0


Employment Agreements

         Neil J. Hennessy entered into an employment agreement relating to his service as chairman of the board of directors and chief executive officer of Hennessy and as chief investment officer and portfolio manager for our mutual funds, effective at the completion of our initial public offering in February 2002. Under the employment agreement, Mr. Hennessy is responsible for managing or overseeing the management of our mutual funds, attracting mutual fund accounts, attracting or managing accounts for high net worth individuals or retirement accounts or otherwise generating revenues. Mr. Hennessy receives an annual salary of $180,000 and any other benefit that other employees receive. In addition to his base compensation, Mr. Hennessy receives an incentive-based management fee in the amount of 10% of our pre-tax profit as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America. The term of the employment agreement extends through the year 2006. The agreement can only be modified with the consent of our board of directors.

Director Compensation

         During fiscal 2005, outside directors have been compensated in cash for their participation in board meetings ($1,500 per meeting) and committee meetings ($500 per meeting). Outside directors (other than Charles W. Bennett, who joined the board in August 2005) have also been granted 41,250 stock options each, through the fiscal year ended September 30, 2005.

                              CERTAIN TRANSACTIONS

         There have been no transactions of more than $60,000 between Hennessy and any shareholder, director or executive officer during the last two-year period ending September 30, 2005.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On December 30, 2004, we dismissed our auditors, Pisenti & Brinker, LLP, and appointed Stonefield Josephson, Inc. as our new independent auditors, effective December 30, 2004. This change was approved by the audit committee.

         During the two most recent fiscal years ended September 30, 2004, and the subsequent interim period through December 30, 2004, there were no disagreements between us and Pisenti & Brinker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Pisenti & Brinker's satisfaction, would have caused Pisenti & Brinker to make reference to the subject matter of the disagreement in connection with its reports.

         The audit reports of Pisenti & Brinker on our financial statements as of and for the fiscal years ended September 30, 2004 and September 30, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         The board of directors has selected Stonefield Josephson, Inc. to serve as our independent certified public accountants for the current fiscal year ending September 30, 2006. That firm has served as our auditors beginning on December 30, 2004 and for the fiscal year ended September 30, 2005. Representatives of Stonefield Josephson are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

         The following table provides information relating to the fees KPMG LLP (our auditors until June 3, 2003), Pisenti & Brinker and Stonefield Josephson billed to Hennessy Advisors, Inc., for the fiscal years ended September 30, 2005 and 2004.

                                        Audit         Audit-Related           Tax          All Other        Total
                                        Fees             Fees              Fees((1))       Fees((2))        Fees
Fiscal Year 2005

-- KPMG LLP                        $   18,000        $        0            $       0       $      0       $    18,000
-- Pisenti & Brinker LLP           $   50,106        $        0            $   4,746       $      0       $    54,852
-- Stonefield Josephson,           $   84,622        $        0            $       0       $      0       $    84,622
   Inc.
Fiscal Year 2004

 -- KPMG LLP                       $   10,000        $        0            $       0       $      0       $    10,000

 -- Pisenti & Brinker LLP          $   43,380        $        0            $   3,500       $  5,011       $    51,891

((1)) Tax fees are for preparation of federal and state income tax returns.

((2)) Other fees include attendance at Audit Committee and Shareholder Meetings.

         All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

                                  OTHER MATTERS

         The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on the matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                  SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH
                             THE BOARD OF DIRECTORS

         Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by us in order to be included in our proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in our proxy statement and form of proxy relating to the 2007 annual meeting, a written copy of their proposal must be received at our principal executive offices no later than September 29, 2006. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

         Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely under our bylaws if we receive it after September 29, 2006, and will not be placed on the agenda for the 2007 annual meeting.

         To ensure prompt receipt by Hennessy, proposals should be sent certified mail, return receipt requested.

         Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors.

         Hennessy does not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors (other than Charles W. Bennett, who joined the board in August 2005) attended the 2005 annual meeting.

                                  ANNUAL REPORT

         A copy of our annual report on Form 10-KSB for the fiscal year ended September 30, 2005 accompanies this proxy statement. Additional copies may be obtained by writing to Teresa M. Nilsen, at our principal executive offices, at 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Hennessy. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

         PLEASE SPECIFY YOUR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                   APPENDIX A

                             HENNESSY ADVISORS, INC.

                             AUDIT COMMITTEE CHARTER

                             REVISED JANUARY 9, 2003



I. Purpose and Authority. The Audit Committee is established to assist the Board of Directors of Hennessy Advisors, Inc. in fulfilling its oversight responsibilities for the integrity of the Company's financial reporting process, system of internal controls over financial reporting, audit process, and process for monitoring compliance with laws and regulations. The Committee provides an open avenue of communication between financial management, external auditors and the Board.

II. Composition. The Committee will consist of at least three members of the Board. The Board will appoint Committee members. Committee members shall meet the independence and experience requirements as required by the NASDAQ Marketplace Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Each member shall be financially literate and at least one member will have accounting or related financial oversight expertise.

III. Meetings. The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information. It will hold private meetings with management, and the external auditors in separate executive sessions.

IV. Advisors. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

V. Responsibilities. The Committee is authorized to carry out responsibilities in the following areas:

A.      Financial

1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the Company's financial statements.

2. Review critical accounting policies and any major accounting policy changes.

3. Review with management and the external auditors the Company's financial statements, including the results of the external auditors' reviews of the quarterly and annual financial statements.

4. Review with management and the external auditors the Company's report on Form 10-QSB and Form 10-KSB before filing.

5. Review with management and the external auditors the Company's quarterly press release regarding results of operations and financial statements before filing of its report on Form 10-QSB and Form 10-KSB, including the results of the external auditors' reviews of the quarterly financial statements.

6. Review with management and the auditors the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company's financial statements.

7. Review any unusual methods of acquiring or holding interests in other entities.

8. Review with management and the external auditors significant financial reporting issues and judgments made in connection with the Company's financial statements, including the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statements on Auditing Standards No. 50 letters.

9. Review periodically the capital structure of the Company and to the extent deemed necessary, recommend to the Board transactions or alterations of the capital structure of the Company.

10. Review and recommend to the Board changes in the Company's treasury resolutions and expenditure authorizations.

B.      Internal Controls

11. Consider and review with management and the external auditor the effectiveness of the Company's internal controls over annual and interim financial reporting, including information technology security and control. These controls shall provide reasonable assurance of the integrity of the financial information and assurance that the Company's reported financial results are presented fairly in conformity with GAAP and section 302 of the Sarbanes-Oxley Act of 2002 and the rules of the Commission promulgated thereunder.

12. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

13. Understand the scope of external auditors' review of internal controls over financial reporting and obtain reports on significant findings and recommendations, together with management's responses.

C.      External Audit

14.     Review the external auditors' proposed audit scope and approach.

15.     Review of the auditor reports required by Section 10A(k) of the Exchange
Act.

16. Exercise final approval on the appointment or discharge of the external auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

17. Review the experience and qualifications of the lead partner on the external audit team and the quality control procedures of the firm. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

18. Review the external auditors' Management Letter and recommendations and management's response.

19. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Review and approve in advance the annual budget for all audit and non-audit services from the external auditor, based on budget categories consistent with those used by the SEC. The following non-audit services are not to be provided by the external auditor: bookkeeping or other services related to the Company's accounting records or financial statements; financial information systems design and implementation; appraisal services; valuation services or fairness opinions; actuarial services; management or human resource functions; broker dealer, investment adviser or investment banking services; legal services; or expert services unrelated to the audit.

20. Review and confirm the independence of the external auditors, including obtaining statements from the external auditor regarding its independence. Discuss relationships between the external auditors and the Company with the auditors and consider whether the independence of auditors complies with Section 10A of the Exchange Act and the rules of the Commission and the Public Company Accounting Oversight Board.

21. Review and concur with the Company's hiring as an employee or engagement as a contractor of any employees of the external auditor who participated in any capacity in the audit of the Company.

D.      Compliance

22. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

23. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

24. Obtain regular updates from management and the Company's legal counsel regarding legal matters that may have a material impact on the financial statements, including any related-party transactions, and any material reports or inquiries received from regulators or governmental agencies.

25. Conduct or authorize investigations into any matters within the Committee's charter. It is empowered to: (i) retain outside counsel, accountants, or others to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee's requests;
(iii) meet with management, external auditors, or outside counsel, as necessary; and (iv) meet with the Company's financial advisors.

26. Establish procedures to receive, retain and address complaints regarding accounting, internal accounting controls and auditing matters, including procedures for receiving the confidential, anonymous submission by employees regarding questionable accounting or auditing matters.

VI. Reporting. The Committee's reporting responsibilities will include reports to the Board about Committee activities, issues and related recommendations, and preparation of the report to be included in the Company's annual proxy statement describing the Committee and its activities, as required by the rules of the Securities and Exchange Commission.

VII. Committee Charter. The Committee shall also perform other activities related to this Committee charter as requested by the Board, including: (i) a review and assessment of the adequacy of the charter annually and request for Board approval of any proposed changes; (ii) annual confirmation that the responsibilities outlined in this charter have been carried out; and (iii) ensure that this charter is published at least every three years in the Company's annual proxy statement.

                                   APPENDIX B

                             HENNESSY ADVISORS, INC.

                          NOMINATING COMMITTEE CHARTER

                           ADOPTED SEPTEMBER 27, 2005

Purpose

The purpose of the Nominating Committee (the "Committee") is:

1. to assist the Board in establishing criteria and qualifications for potential Board members, and

2. to identify high quality individuals who have the core competencies and experience to become members of the Company's Board and to recommend to the Board the director nominees for the next annual meeting of shareholders.

Committee Membership

The Committee shall consist those directors who qualify as "independent directors," as defined by NASDAQ rules. The members of the Committee may, if they so desire, elect a Chair, who shall serve at the pleasure of the Committee.

Meetings

* The Committee shall meet at least twice annually, and more frequently as circumstances may dictate.

* The Committee will meet at the call of its Chairman or the Chairman of the Board.

* A majority of the Committee members will be quorum for the transaction of business.

* The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

* Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee without a meeting if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

* Minutes shall be taken at each meeting of the Committee and included in the permanent minutes of the Company.

* A report of the Committee shall be presented to the Board on a regular basis, and no less frequently than annually.

Committee Authority and Responsibilities

1. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2. The Committee shall establish criteria and core competencies for potential director candidates, actively seek qualified and experienced individuals to consider as nominees, and recommend nominees to the full Board, including incumbents standing for re-election.

3. The Committee shall work with the entire Board in assessing board performance in connection with the nominations process.

4. The Committee shall develop procedures for shareholders to submit recommendations for nominees. The Committee will consider and apply the same criteria to, any candidates submitted to the Committee by shareholders that the Committee applies to its own candidates.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     Please
                                                                Mark Here
                                                                for Address  |_|
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

1.    Election of Directors              FOR           AGAINST          ABSTAIN
      Nominees:
      01  Neil J. Hennessy               [_]             [_]             [_]
      02  Teresa M. Nilsen
      03  Daniel B. Steadman
      04  Charles W. Bennett                                               WILL
      05  Henry Hansel                                                    ATTEND
      06  Brian A. Hennessy
      07  Rodger Offenbach             If you plan to attend the annual
      08  Daniel G. Libarle                                    meeting,
      09  Thomas L. Seavey              please mark the WILL ATTEND box    |_|


WITHHELD FOR: (Write that nominee's name in the space provided below.)

________________________________________________________________________________



Signature _____________________ Signature _____________________ Date ___________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

================================================================================

                             YOUR VOTE IS IMPORTANT!

                 Mark, sign and date your proxy card and return
                       promptly in the enclosed envelope.

================================================================================

                              THANK YOU FOR VOTING.

PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS OF HENNESSY ADVISORS, INC.

      The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of the company to be held January 26, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO ELECT THE DIRECTOR NOMINEES AS LISTED.

Should any other matters requiring a vote of the shareholders arise, including matters incident to the conduct of the meeting, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the company.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

                You can vote by mail - by promptly returning your completed proxy card in the enclosed envelope.